UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 13, 2004
                              --------------------

                             DEL LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                     1-5439                   13-1953103
           --------                     ------                   ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


                    178 EAB PLAZA, UNIONDALE, NEW YORK 11556
          (Address, Including Zip Code, of Principal Executive Offices)

                                 (516) 844-2020
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 13, 2004 the Company amended and restated its unsecured revolving credit agreement with JPMorgan Chase, as Agent for the lenders. The Agreement provides credit of $45.0 million and extends the expiration to April 13, 2009.

On April 13, 2004, the Company amended and restated its senior notes with the lender. The Agreement revised the principal payment schedule to have principal payments of $6.0 million begin in April, 2008 and continue annually in April of each year through April, 2011, reduced the interest rate from 9.5% per annum to 5.56% per annum and reduced or eliminated certain restrictive covenants.

Copies of the complete Agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits

           10.1 - Amended and Restated Loan Agreement dated April 13, 2004 among the Company, as borrower, Del Pharmaceuticals, Inc. ("DPI"), Parfums Schiaparelli, Inc. ("Parfums"), Royce & Rader, Inc. ("Royce") and 565 Broad Hollow Realty Corp. ("565"), as guarantors, and JPMorgan Chase, as agent for the lenders.

           10.2 - Amended and Restated Loan Agreement dated April 13, 2004 among the Company, DPI, Parfums, Royce, 565 and Jackson National Life Insurance Company.





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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DEL LABORATORIES, INC.
                                               BY:  /S/ ENZO J. VIALARDI
                                               ---  --------------------
                                               Enzo J. Vialardi
                                               Executive Vice  President and
                                               Chief Financial Officer




       Date:  April 15, 2004










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                                INDEX TO EXHIBITS



EXHIBIT NUMBER                    DESCRIPTION



10.1 - Amended and Restated Loan Agreement dated as of April 13, 2004 among the Company, as borrower, Del Pharmaceuticals, Inc. ("DPI"), Parfums Schiaparelli, Inc. ("Parfums"), Royce & Rader, Inc. ("Royce") and 565 Broad Hollow Realty Corp. ("565"), as guarantors, and JPMorgan Chase, as agent for the lenders.

10.2 - Amended and Restated Loan Agreement dated April 13, 2004 among the Company, DPI, Parfums, Royce, 565 and Jackson National Life Insurance Company.











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